UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2019

REVOLUTION LIGHTING TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-23590	59-3046866
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

177 Broad Street, Stamford, Connecticut		06901
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (203) 504-1111

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed in the Current Report on Form 8-K filed by Revolution Lighting Technologies, Inc. (the “Company”) on November 26, 2018, Robert V. LaPenta, Sr., the Company’s Chairman and CEO, and his affiliate, Aston Capital, LLC (“Aston”), have funded the Company through continued periodic loans, and the Company has issued a consolidated note, dated as of November 21, 2018, to Mr. LaPenta and Aston (the “Consolidated Note”) to reflect these loans made to the Company.

On March 22, 2019, Mr. LaPenta loaned the Company an additional $2.0 million, and the Company issued to Mr. LaPenta a new promissory note (the “Note”) with an aggregate principal amount of $2.0 million. The Audit Committee of the Company’s Board of Directors approved the terms of the Note on March 25, 2019. As of March 25, 2019, the Company had total debt of approximately $68.2 million, including approximately $46.6 million in aggregate principal and interest under loans from Mr. LaPenta and Aston.

The terms of the Note are substantially identical to those contained in the Consolidated Note. The Note is scheduled to mature on July 20, 2020. Interest on the Note is payable on the first business day of each month, commencing on April 1, 2019, and is equal to the greater of (i) LIBOR plus 3.75% and (ii) 1% above the rate in effect at any time under the Company’s Loan and Security Agreement with Bank of America, N.A. The Note is secured by a lien on the Company’s and its subsidiaries’ assets and is guaranteed by the Company’s subsidiaries.

The Note contains customary events of default. Upon the occurrence of an event of default, any outstanding amounts under the Note may be accelerated; provided, however, that upon the occurrence of certain bankruptcy, insolvency or liquidation-related events of default, all amounts payable under the Note will automatically become immediately due and payable.

The foregoing description of the Note is not complete and is qualified in its entirety by reference to the full text of the Note, which is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 2.02	Results of Operations and Financial Condition.

The Company issued a press release on March 27, 2019, disclosing certain estimated financial results for its fiscal quarter and year ended December 31, 2018. A copy of the Company’s press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in Item 2.02 of this Current Report on Form 8-K and Exhibit 99.2 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure under Item 1.01 relating to the Note is incorporated by reference in its entirety in this Item 2.03.

Item 2.05	Costs Associated with Exit or Disposal Activities.

During the fourth quarter of 2018, the Company began taking actions to improve its operations, cost structure and business focus with the goal of improving cash flow and reducing overall debt. These actions have included inventory reduction, reducing and consolidating warehouse space, and eliminating redundant functions, certain product lines and inefficient sales channels (collectively, the “Restructuring”). The Restructuring is ongoing, and the Company expects it to be completed by the beginning of the third quarter of 2019. On March 21, 2019, management reviewed the progress of the Restructuring to date with the Board of Directors and presented its view that the Company will incur material charges in connection with the Restructuring. At this time, the Company expects to incur approximately $26 million in primarily non-cash charges related to the Restructuring, which will be recorded in the quarter ended December 31, 2018. Of the $26 million in total charges, the Company estimates that it will record aggregate charges of $11 million for inventory write-downs and $6 million for write-downs of fixed and other assets. At this time, the Company estimates that the Restructuring will result in future cash expenditures of approximately $3 million.

Item 2.06	Material Impairments.

The Company performs an annual impairment assessment for goodwill during the fourth quarter of each year or more frequently whenever changes in circumstances indicate that the fair value of the Company’s asset may be less than the carrying amount. In testing goodwill for impairment, the Company compares the fair value of the applicable reporting unit to its carrying amount. If the carrying amount of goodwill exceeds the implied fair value of goodwill, an impairment loss is recognized in an amount equal to the excess.

Poor performance of the Company’s common stock price led management to perform an impairment test, which indicated that the carrying value of its goodwill was above the implied fair value. For the purposes of the impairment test, the Company estimated the fair value of its sole reporting unit using the market approach. Under the market approach, the Company utilized the market capitalization of its common stock as of December 31, 2018, and applied an estimated control premium based on an analysis of control premiums paid in acquisitions of companies in the same or similar industries. Based on this approach, on March 21, 2019 management presented to the Company’s Board of Directors its preliminary determination that the carrying value of the Company’s sole reporting unit exceeded its fair value. As a result, the Company expects to decrease the carrying value of its goodwill by approximately $26 million. The final magnitude of the impairment has not yet been determined. Once finalized, it will be recorded in the Consolidated Statement of Operations for the quarter ended December 31, 2018.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 21, 2019, the Company received a notification (the “Notification”) from the Nasdaq Stock Market (“Nasdaq”) informing the Company that, since the Company has not yet filed its Annual Report on Form 10-K for the fiscal year ended December 31, 2018 (the “Annual Report”), the Company is not in compliance with Nasdaq Listing Rule 5250(c)(1) (the “Financial Reporting Rule”). The Financial Reporting Rule requires listed companies to timely file all required periodic financial reports with the Securities Exchange Commission (“SEC”). The Notification specifies that the Company has until May 8, 2019 to regain compliance with the Financial Reporting Rule.

As previously disclosed in the Company’s Form 8-K filed on November 20, 2018, Nasdaq has also notified the Company that it is not in compliance with the Financial Reporting Rule because it has not yet filed its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2018 (the “Quarterly Report”). On January 14,

2019, the Company submitted a plan to regain compliance with the Financial Reporting Rule. On February 5, 2019, Nasdaq granted the Company an exception period until May 8, 2019 to file the Quarterly Report and regain compliance with the Financial Reporting Rule. On March 25, 2019, the Company provided Nasdaq with an update to its plan and requested an additional exception until May 8, 2019 to file its Annual Report.

As previously disclosed, the Company’s Audit Committee is conducting a review to assess the accuracy of the Company’s previously filed financial statements, the focus of which is to review the extent to which the Company incorrectly recognized revenue with respect to bill and hold transactions from 2014 until the second quarter of fiscal 2018, and whether the Company’s accounting for those transactions led to material errors in its financial statements. While the Audit Committee review is ongoing, the Company will not be able to provide the financial statements required by the Quarterly Report and the Annual Report. The Company continues to work diligently to finalize the Audit Committee review. The Company intends to file the Annual Report, including the information required in the Quarterly Report, as soon as possible. However, the Company cannot provide assurance either that it will file all delinquent filings or that all such filings will be made by May 8, 2019. If the Company is unable to regain compliance with the Financial Reporting Rule by May 8, 2019, the Company will be subject to delisting from Nasdaq.

On March 27, 2019, the Company issued a press release announcing its receipt of the Nasdaq notification letter. A copy of the press release is attached as Exhibit 99.3 and is incorporated by reference.

Forward-looking statements

Except for statements of historical fact, the matters discussed herein are “forward-looking statements” within the meaning of the applicable securities laws and regulations. The words “intends,” “estimates”, “expects,” “believes” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements, including statements regarding the Company’s estimated revenue and estimated future revenue, the Restructuring, the goodwill impairment, the possible impact of the Audit Committee’s review of the Company’s previously reported financial statements and whether Company will regain compliance with Nasdaq’s continued listing requirements, involve risks and uncertainties that may cause actual results to differ materially from those stated here. Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the timing and results of the Audit Committee’s review of the Company’s previously reported financial statements, the timing and cost of the Restructuring, the Company’s ability to successfully implement and manage the Restructuring, the risk that Nasdaq will not approve the Company’s request for an exception until May 8, 2019 to file the Annual Report and the other risks described more fully in the Company’s filings with the SEC. Forward-looking statements reflect the views of the Company’s management as of the date hereof. The Company does not undertake to revise these statements to reflect subsequent developments.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Promissory Note, dated as of March 22, 2019, between the Company and Robert V. LaPenta, Sr.

99.2	Press Release, dated March 27, 2019, of Revolution Lighting Technologies, Inc.

99.3	Press Release, dated March 27, 2019, of Revolution Lighting Technologies, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 27, 2019

REVOLUTION LIGHTING TECHNOLOGIES, INC.

By:	/s/ James A. DePalma
James A. DePalma
Chief Financial Officer